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                                                                    Exhibit 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4048) pertaining to the 1992, 1995 and 1996 Stock Option Plans and Individual Officer and Director Stock Option Agreements of Medical Resources, Inc. of our report dated May 26, 1998 (except Note 16 as to which the date is August 18, 1998), with respect to the consolidated financial statements and schedule for the years ended December 31, 1997 and 1995, included in the Annual Report (Form 10-K/A) for the year ended December 31, 1997.



                                                          /s/ ERNST & YOUNG LLP



Hackensack, New Jersey
September 28, 1998